Supplemental Consolidating Financial Information
Caesars Resort Collection, LLC
(Unaudited)
Exhibit. Supplemental Consolidating Financial Information
The following tables present the consolidating condensed balance sheets as of June 30, 2023 and December 31, 2022, consolidating condensed statements of operations for the three and six months ended June 30, 2023 and 2022, cash flows for the six months ended June 30, 2023 and 2022, and Adjusted EBITDA for the three and six months ended June 30, 2023 of Caesars Resort Collection, LLC (“CRC”), as it consolidates into CEI as a wholly-owned subsidiary. “Other Operations, Eliminations” presents the operations of CEI’s other subsidiaries, including eliminations of intercompany transactions.
The consolidating condensed balance sheets as of June 30, 2023 and December 31, 2022 are as follows:

	June 30, 2023			December 31, 2022
(In millions)	CRC	Other Operations, Eliminations	CEI Consolidated	CRC	Other Operations, Eliminations	CEI Consolidated
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$544	$578	$1,122	$432	$606	$1,038
Restricted cash	26	100	126	15	116	131
Accounts receivable, net	392	134	526	463	148	611
Inventories	41	12	53	45	14	59
Prepayments and other current assets	199	101	300	171	92	263
Total current assets	1,202	925	2,127	1,126	976	2,102
Investments in and advances to unconsolidated affiliates	—	91	91	—	94	94
Property and equipment, net	11,569	3,064	14,633	11,540	3,058	14,598
Goodwill	9,014	1,990	11,004	9,014	1,990	11,004
Intangible assets other than goodwill	3,128	1,533	4,661	3,149	1,565	4,714
Deferred tax asset	2	44	46	—	—	—
Other assets, net	1,511	(595)	916	1,482	(467)	1,015
Total assets	$26,426	$7,052	$33,478	$26,311	$7,216	$33,527
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$212	$87	$299	$206	$108	$314
Accrued interest	119	250	369	120	198	318
Accrued other liabilities	1,212	769	1,981	1,070	858	1,928
Due to affiliates	1,131	(1,131)	—	1,481	(1,481)	—
Current portion of long-term debt	2	66	68	67	41	108
Total current liabilities	2,676	41	2,717	2,944	(276)	2,668
Long-term financing obligation	11,433	1,253	12,686	11,364	1,246	12,610
Long-term debt	1,023	11,457	12,480	5,173	7,486	12,659
Long-term debt to related party	4,413	(4,413)	—	15	(15)	—
Deferred tax liability	225	(157)	68	1,518	(531)	987
Other long-term liabilities	443	417	860	427	425	852
Total liabilities	20,213	8,598	28,811	21,441	8,335	29,776
STOCKHOLDERS' EQUITY:
Caesars stockholders’ equity	6,115	(1,570)	4,545	4,858	(1,145)	3,713
Noncontrolling interests	98	24	122	12	26	38
Total stockholders’ equity	6,213	(1,546)	4,667	4,870	(1,119)	3,751
Total liabilities and stockholders’ equity	$26,426	$7,052	$33,478	$26,311	$7,216	$33,527

Supplemental Consolidating Financial Information
Caesars Resort Collection, LLC
(Unaudited)
The consolidating condensed statements of operations for the three months ended June 30, 2023 and 2022 are as follows:

	Three Months Ended June 30, 2023			Three Months Ended June 30, 2022
(In millions)	CRC	Other Operations, Eliminations	CEI Consolidated	CRC	Other Operations, Eliminations	CEI Consolidated
REVENUES:
Casino	$970	$614	$1,584	$1,011	$538	$1,549
Food and beverage	362	73	435	347	75	422
Hotel	444	81	525	449	70	519
Other	288	47	335	294	37	331
Net revenues	2,064	815	2,879	2,101	720	2,821
EXPENSES:
Casino	475	342	817	473	352	825
Food and beverage	212	46	258	197	45	242
Hotel	117	26	143	109	25	134
Other	103	8	111	96	9	105
General and administrative	335	164	499	346	171	517
Corporate	84	2	86	75	1	76
Depreciation and amortization	247	76	323	227	79	306
Transaction and other costs. net	31	2	33	5	9	14
Total operating expenses	1,604	666	2,270	1,528	691	2,219
Operating income	460	149	609	573	29	602
OTHER EXPENSE:
Interest expense, net	(398)	(188)	(586)	(402)	(157)	(559)
Loss on extinguishment of debt	—	—	—	—	—	—
Other income (loss)	(1)	4	3	2	43	45
Total other expense	(399)	(184)	(583)	(400)	(114)	(514)
Income (loss) from continuing operations before income taxes	61	(35)	26	173	(85)	88
Benefit (provision) for income taxes	1,156	(254)	902	(31)	(21)	(52)
Income (loss) from continuing operations, net of income taxes	1,217	(289)	928	142	(106)	36
Discontinued operations, net of income taxes	—	—	—	(1)	(156)	(157)
Net income (loss)	1,217	(289)	928	141	(262)	(121)
Net income attributable to noncontrolling interests	(8)	—	(8)	(1)	(1)	(2)
Net income (loss) attributable to Caesars	$1,209	$(289)	$920	$140	$(263)	$(123)

Supplemental Consolidating Financial Information
Caesars Resort Collection, LLC
(Unaudited)
The consolidating condensed statements of operations for the six months ended June 30, 2023 and 2022 are as follows:

	Six Months Ended June 30, 2023			Six Months Ended June 30, 2022
(In millions)	CRC	Other Operations, Eliminations	CEI Consolidated	CRC	Other Operations, Eliminations	CEI Consolidated
REVENUES:
Casino	$1,928	$1,241	$3,169	$1,983	$858	$2,841
Food and beverage	725	137	862	636	125	761
Hotel	894	134	1,028	784	118	902
Other	557	93	650	536	73	609
Net revenues	4,104	1,605	5,709	3,939	1,174	5,113
EXPENSES:
Casino	933	712	1,645	927	962	1,889
Food and beverage	421	88	509	364	80	444
Hotel	232	48	280	205	44	249
Other	203	15	218	179	14	193
General and administrative	674	334	1,008	671	345	1,016
Corporate	160	5	165	142	3	145
Depreciation and amortization	470	153	623	445	161	606
Transaction and other costs, net	40	9	49	9	(30)	(21)
Total operating expenses	3,133	1,364	4,497	2,942	1,579	4,521
Operating income (loss)	971	241	1,212	997	(405)	592
OTHER EXPENSE:
Interest expense, net	(802)	(378)	(1,180)	(782)	(329)	(1,111)
Loss on extinguishment of debt	(197)	—	(197)	—	—	—
Other income (loss)	(1)	7	6	24	25	49
Total other expense	(1,000)	(371)	(1,371)	(758)	(304)	(1,062)
Income (loss) from continuing operations before income taxes	(29)	(130)	(159)	239	(709)	(470)
Benefit (provision) for income taxes	1,180	(229)	951	(41)	96	55
Income (loss) from continuing operations, net of income taxes	1,151	(359)	792	198	(613)	(415)
Discontinued operations, net of income taxes	—	—	—	(2)	(384)	(386)
Net income (loss)	1,151	(359)	792	196	(997)	(801)
Net income attributable to noncontrolling interests	(8)	—	(8)	(1)	(1)	(2)
Net income (loss) attributable to Caesars	$1,143	$(359)	$784	$195	$(998)	$(803)

Supplemental Consolidating Financial Information
Caesars Resort Collection, LLC
(Unaudited)
The consolidating condensed statements of cash flows for the six months ended June 30, 2023 and 2022 are as follows:

	Six Months Ended June 30, 2023			Six Months Ended June 30, 2022
(In millions)	CRC	Other Operations, Eliminations	CEI Consolidated	CRC	Other Operations, Eliminations	CEI Consolidated
CASH FLOWS FROM OPERATING ACTIVITIES:
Net cash provided by (used in) operating activities	$455	$498	$953	$354	$(238)	$116

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment, net	(417)	(156)	(573)	(309)	(162)	(471)
Acquisition of gaming rights and trademarks	(15)	—	(15)	—	—	—
Proceeds from sale of business, property and equipment, net of cash sold	1	—	1	3	1	4
Proceeds from the sale of investments	—	3	3	—	121	121
Proceeds from insurance related to property damage	—	—	—	—	33	33
Other	40	—	40	—	—	—
Net cash used in investing activities	(391)	(153)	(544)	(306)	(7)	(313)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from long-term debt and revolving credit facilities	4,420	420	4,840	750	—	750
Repayments of long-term debt and revolving credit facilities	(4,428)	(776)	(5,204)	(796)	(82)	(878)
Financing obligation payments	(3)	(1)	(4)	—	—	—
Debt issuance and extinguishment costs	—	(79)	(79)	—	—	—
Contributions from noncontrolling interest owners	77	—	77	—	—	—
Distributions to noncontrolling interests	—	(1)	(1)	—	—	—
Taxes paid related to net share settlement of equity awards	—	(14)	(14)	—	(23)	(23)
Net cash used in financing activities	66	(451)	(385)	(46)	(105)	(151)

CASH FLOWS FROM DISCONTINUED OPERATIONS:
Cash flows from operating activities	—	—	—	—	(18)	(18)
Cash flows from investing activities	—	—	—	—	(82)	(82)
Cash flow from financing activities	—	—	—	—	—	—
Net cash from discontinued operations	—	—	—	—	(100)	(100)
Effect of foreign currency exchange rates on cash	—	—	—	—	(29)	(29)
Increase (decrease) in cash, cash equivalents and restricted cash	130	(106)	24	2	(479)	(477)
Cash, cash equivalents and restricted cash, beginning of period	448	855	1,303	527	1,494	2,021
Cash, cash equivalents and restricted cash, end of period	$578	$749	$1,327	$529	$1,015	$1,544

Supplemental Consolidating Financial Information
Caesars Resort Collection, LLC
(Unaudited)
The reconciliations of net income (loss) attributable to Caesars to Adjusted EBITDA for the three and six months ended June 30, 2023 are as follows:

	Three Months Ended June 30, 2023			Six Months Ended June 30, 2023
(In millions)	CRC	Other Operations, Eliminations	CEI Consolidated	CRC	Other Operations, Eliminations	CEI Consolidated
Net income (loss) attributable to Caesars	$1,209	$(289)	$920	$1,143	$(359)	$784
Net income attributable to noncontrolling interests	8	—	8	8	—	8
(Benefit) provision for income tax	(1,156)	254	(902)	(1,180)	229	(951)
Other income	1	(4)	(3)	1	(7)	(6)
Loss on extinguishment of debt	—	—	—	197	—	197
Interest expense, net	398	188	586	802	378	1,180
Depreciation and amortization	247	76	323	470	153	623
Transaction costs and other, net	37	9	46	55	19	74
Stock-based compensation expense	29	—	29	56	—	56
Adjusted EBITDA	$773	$234	$1,007	$1,552	$413	$1,965